Exhibit 99.2

NEWS

TEAM, INC.	For immediate release
13131 Dairy Ashford, Suite 600	Contact: Greg L. Boane (281) 388-5541
Sugar Land, TX 77478

Team Announces Successful Acquisition of Furmanite
SUGAR LAND, Texas, March 1, 2016 (GLOBE NEWSWIRE) -- Team, Inc. (NYSE:TISI) ("Team") today announced the successful completion of its merger with Furmanite Corporation, (“Furmanite”). With the closing of the merger transaction, each issued and outstanding share of Furmanite common stock has been converted into the right to receive 0.215 shares of Team common stock, with cash paid in lieu of fractional shares. Under the terms of the merger agreement, Furmanite merged with and became a wholly owned subsidiary of Team.
As a result of the merger transaction, Team issued approximately 8.3 million shares of its common stock.
With the completion of this merger, Team fortifies its foundation as a premier NDT inspection and specialty mechanical services company with a strong presence in North America, with more than 8,300 employees and 220 locations in 22 countries. The merger approximately doubles the size of Team's mechanical services capabilities and establishes a deeper, broader talent and resource pool that better supports customers across standard and specialty mechanical services. In addition, the capability and capacity of the combined entity will offer an enhanced single-point of accountability and flexibility in addressing some of the most critical integrity and reliability management needs of clients; whether as individual services or as part of an integrated specialty industrial services solution. Team’s acquisition of QualSpec in July 2015 provided a similarly material complement to Team’s inspection and heat treating resources capacity and service delivery model.

Ted W. Owen, Team's President and Chief Executive Officer, said, "Finalizing the merger of Team and Furmanite is great news for our employees and customers. Team and Furmanite both have long-term, successful histories and together, are expected to have an even brighter future. We are excited to be able to move forward today as a unified company and to begin working towards our strategy for the future. We expect the combination of Team and Furmanite to drive sustainable, long-term growth and value for stockholders that is greater than either company could achieve on their own."
Investor Conference Call
Team will hold an investor conference call on Thursday March 10, 2016 at 8:00 a.m. Central Time (9:00 a.m. Eastern) to discuss the Furmanite merger as well as the business outlook for fiscal year 2016. The call will be broadcast over the Web and can be accessed on Team’s website, www.teaminc.com. Individuals wishing to participate in the conference call by phone may call 1-530-379-4677 and use conference code 63012073 when prompted.

About Team, Inc.
Headquartered near Houston, Texas, Team Inc. is a leading provider of specialty industrial services, including inspection and assessment, required in maintaining and installing high-temperature and high-pressure piping systems and vessels that are utilized extensively in the refining, petrochemical, power, pipeline and other heavy industries. Team is one of the world’s largest specialty industrial services companies offering services in over 220 locations throughout the world. Team's common stock is traded on the New York Stock Exchange under the ticker symbol "TISI".
Forward Looking Statements
This document contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "targets," "projects," "creates" or words of similar meaning) are intended to identify forward-looking statements. These statements are based upon the current beliefs and expectations of Team's management and are inherently subject to significant business, economic and competitive risks and uncertainties, many of which are beyond their respective control.
These forward-looking statements are subject to a number of factors, assumptions, risks and uncertainties which could cause Team's actual results and experience to differ from the anticipated results and expectations expressed in such forward-looking statements, and such differences may be material.  In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Information about risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements is available in Team's reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC's website (www.sec.gov). Team disclaims any intention or obligation to update or revise any forward-looking statements as a result of developments occurring after the date of this document except as required by law.

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